    As filed with the Securities and Exchange Commission on April 28, 1998
                      Registration No. 333-____________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                               TYSON FOODS, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                71-0225165

(State or other jurisdiction of                 (I.R.S. Employer
 incorporated or organization)                 Identification No.)

2210 West Oaklawn Drive                            Wayne Britt
Springdale, Arkansas 72762-6999              2210 West Oaklawn Drive
(501) 290-4000                              Springdale, AR 72762-6999
                                                 (501) 290-4000


(Address, including zip                  (Name, address, including zip code
code, and telephone number,                 and telephone number, including
including area code, of                  area code, of agent for service)
registrant's principal
executive offices)

           Copies of communications to:

Les R. Baledge, Esq.                            Richard D. Truesdell, Jr., Esq.
Jeffrey J. Gearhart, Esq.                       Davis Polk & Wardwell
Kutak Rock                                      450 Lexington Avenue
425 West Capitol Avenue                         New York, New York 10017
Suite 1100                                      (212) 450-4000
Little Rock, Arkansas 72201
(501) 975-3000

   Approximate date of commencement of proposed sale to public:
As soon as practicable after this Registration Statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [X] 333-42525

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

        Calculation of Registration Fee
------------------------------------------------------------------
Title of each    Amount to    Proposed    Proposed    Amount of
class of            be        Maximum     Maximum    Registration
Securities to    Registered   Offering    Aggregate       Fee
be registered                   price     offering
                              per unit     price (1)
Debt            $ 40,000,000    100%      $40,000,000   $11,800
Securities       (2) (3)
------------------------------------------------------------------
     (1) Estimated solely for the purpose of calculating the registration fee.

     (2) Or, if any Debt Securities are issued at original discount, such greater principal amount as shall result in aggregate proceeds of $40,000,000.

     (3) Or, if any Debt Securities are issued with a principal amount denominated in a foreign currency or composite currencies, such principal amount as shall result in an aggregate initial offering price which is the equivalent of $40,000,000 at the time of the initial offering.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") by Tyson Foods, Inc. (the "Company") pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-3 (File No. 333-42525) which relates to the offering of up to $500,000,000 of Debt Securities of the Company and was declared effective by the Commission on January 7, 1998.

Item 16. Exhibits

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.             Description


 5.1        Opinion of Kutak Rock

23.1        Consent of Ernst & Young LLP

23.2        Consent of Coopers & Lybrand LLP

23.3        Consent of Kutak Rock is contained in the opinion included as
            Exhibit 5.1

24.1 Powers of Attorney (incorporated by reference to the Company's Form S-3 Registration Statement, File No. 333-42525, filed on December 18, 1997)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on the 28th day of April, 1998.

                TYSON FOODS, INC.
                  (Registrant)
                By:
                   --------------------------------
                Wayne Britt
                Executive Vice President and Chief
                Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature
                Title
                Date

            /s/  Don Tyson*
                Don Tyson
                Senior Chairman of the Board
                April 28, 1998


                --------------------------------
                Leland E. Tollett
                Chairman, Chief Executive Officer
                and Director
                April 28, 1998

            /s/  John H. Tyson*
                John H. Tyson
                Vice Chairman of Board
                April 28, 1998

            /s/  Donald E. Wray*
                Donald E. Wray
                President, Chief Operating Officer
                 and Director
                April 28, 1998

            /s/  Shelby D. Massey*
                Shelby D. Massey
                Director
                April 28, 1998

            /s/  Joe F. Starr*
                Joe F. Starr
                Director
                April 28, 1998

            /s/  Neely E. Cassady*
                Neely E. Cassady
                Director
                April 28, 1998

            /s/  Fred S. Vorsanger*
                Fred S. Vorsanger
                Director
                April 28, 1998

            /s/  Barbara A. Tyson*
                Barbara A. Tyson
                Director
                April 28, 1998

            /s/  Lloyd V. Hackley*
                Lloyd V. Hackley
                Director
                April 28, 1998

            /s/  Gerald M. Johnston*
                Gerald M. Johnston
                Director
                April 28, 1998


                -----------------------------------
                Wayne Britt
                Executive Vice President and Chief
                 Financial Officer (Principal
                 Financial Officer)
                April 28, 1998


                -----------------------------------
                James G. Ennis
                Vice President and Controller
                 (Chief Accounting Officer)
                April 28, 1998

*By:
    -----------------------------------
Wayne Britt, Attorney-in-Fact